UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.     Entry into a Material Definitive Agreement.

On August 11, 2016, Liquidmetal Technologies, Inc. (the “Company”) entered into an amendment to the Securities Purchase Agreement (the “Purchase Agreement”), dated March 10, 2016, with Liquidmetal Technology Limited (the “Investor”). Under the amendment (the “Amendment”), the Company agreed to extend the deadline for Investor’s purchase of 300,000,000 additional shares of Company common stock under the Purchase Agreement from the original deadline of August 17, 2016 to a new deadline of December 31, 2016. Other than the extension of the deadline, the Amendment does not materially modify the terms of the original Purchase Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company has issued a press release, dated August 17, 2016, relating to the Purchase Agreement Amendment. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Securities Purchase Agreement, dated August 11, 2016, between Liquidmetal Technologies, Inc. and Liquidmetal Technology Limited.

99.1	Press release dated August 17, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By: /s/ Thomas Steipp
Thomas Steipp, President and Chief Executive Officer

Date: August 17, 2016